UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

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☐	Definitive Information Statement

TEXAS SOUTH ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

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TEXAS SOUTH ENERGY, INC.

4550 Post Oak Place, Ste 300

Houston, TX 77027

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF TEXAS SOUTH ENERGY, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

TEXAS SOUTH ENERGY, INC.

4550 Post Oak Place, Ste 300

Houston, TX 77027

NOTICE OF ACTION BY WRITTEN CONSENT IN LIEU OF MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of 12 stockholders holding a majority of the voting power of the outstanding common stock (“Majority Shareholders”) of Texas South Energy, Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), dated April 5, 2018, in lieu of a special meeting of the stockholders and in accordance with Chapter 78.320 of the Nevada Revised Statutes (“NRS”) and the Company bylaws (“Bylaws”):

●	To amend and restate Section IV of the Company’s amended and restated articles of incorporation (“Articles of Incorporation”) to increase the number of authorized shares of Company common stock, par value $0.0001 per share (“Common Stock”), from 950,000,000 shares to 1,350,000,000 shares.

Stockholders of record at the close of business on April 5, 2018 (the “Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the amendments described will be effected on or before the close of business on May 16, 2018.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By order of the Board of Directors
April 25, 2018

/s/ Michael J. Mayell
Michael J. Mayell,
Chief Executive Officer

TEXAS SOUTH ENERGY, INC.

4550 Post Oak Place, Ste 300

Houston, TX 77027

INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT IN LIEU OF SHAREHOLDER MEETING

GENERAL INFORMATION

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN. THE ACTION DESCRIBED IN THIS INFORMATION STATEMENT HAS BEEN APPROVED BY HOLDERS OF A MAJORITY OF THE VOTING POWER OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THERE ARE NO DISSENTERS RIGHTS OF APPRAISAL WITH RESPECT TO THE ACTION DESCRIBED IN THIS INFORMATION STATEMENT.

Under the NRS and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding capital stock having not less than the minimum number of votes that will be necessary to authorize or take such action consent to such action in writing. The approval to amend the Company’s Articles of Incorporation to effectuate the increase in the authorized Common Stock requires the affirmative vote or written consent of the majority of the issued and outstanding shares of Common Stock of the Company.

Each share of Common Stock entitles the holder to one vote per share. On the Record Date, there were 867,440,670 shares of Common Stock issued and outstanding. The Majority Shareholders consenting to this action own 439,892,858 shares of Common Stock as of the Record Date, representing 50.7% of the voting power and issued and outstanding shares of the Company Common Stock. Accordingly, the Company has obtained all necessary corporate approvals in connection with the adoption of the corporate action. The Company is not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the action described in this Information Statement. All necessary corporate approvals have been obtained.

We are mailing this information statement to our stockholders of record on April 25, 2018.

What is the Purpose of the Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Exchange Act to notify the Company’s stockholders as of the Record Date of a certain corporate action to be taken pursuant to the consent of the Majority Shareholders representing a majority of the voting rights of the Company’s outstanding capital stock. The corporate action described herein will be effective approximately 20 days after the mailing of this Information Statement.

What action was taken by written consent?

On April 5, 2018, we obtained consent from the Majority Shareholders to amend our Articles of Incorporation as follows:

●	amend and restate Section IV of the Company’s Articles of Incorporation to increase the number of authorized shares of Company Common Stock from 950,000,000 shares to 1,350,000,000 shares.

How many shares of Common Stock were outstanding on the date of the consent?

On the date of the written consent, which is the Record Date, there were issued and outstanding 867,440,670 shares of Common Stock.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

We obtained the written consent from the Majority Shareholders in lieu of a meeting of stockholders that in the aggregate own 439,892,858 shares of Common Stock, representing approximately 50.7% of the voting power and issued and outstanding shares of the Company Common Stock. Under NRS 78.390, the holders of a majority of our issued and outstanding Common Stock constitute the requisite percentage required to amend the Articles of Incorporation.

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Who are the consenting majority shareholders and what is their affiliation to the Company?

The Majority Shareholders’ (consenting stockholders’) names, affiliation with the Company, and their holdings of record are as follows:

Title of Class	Affiliation	Shares Held of Record	Percentage

Michael J. Mayell	Officer and Director	101,000,000	11.64%
John B. Connally III	Director	61,000,000	7.03%
James M. Askew	Shareholder	101,000,000	11.64%
Desertaire Enterprises, LP(1)	Shareholder	57,500,000	6.63%
Hi-View Investment Partners, LLC(2)	Shareholder	20,000,000	2.31%
James Yan Liang	Shareholder	18,000,000	2.08%
Elefterios Aligizakis	Shareholder	13,000,000	1.50%
Don A. Sanders	Shareholder	21,071,429	2.43%
John Eddie Williams	Shareholder	11,000,000	1.27%
Don Wilson	Shareholder	10,250,000	1.18%
RM Investments, Inc. (3)	Shareholder	10,000,000	1.15%
Don A. Sanders Children’s Trust(4)	Shareholder	16,071,429	1.85%

(1)	Voting power held by Ronny Taylor.
(2)	Voting power held by Thomas E. Kelly.
(3)	Voting power held by R. Reed Morian.
(4)	Voting power held by Don A. Sanders.

Who is Entitled to Notice?

Each holder of an outstanding share of Common Stock, as of the Record Date, is entitled to notice of each matter voted upon.

Are there appraisal right of approval?

No dissenters’ or appraisal rights under the NRS are afforded to the Company’s stockholders as a result of the approval of the action to amend the Articles of Incorporation.

Who is bearing the cost of mailing this Information Statement?

The entire cost of furnishing this Information Statement will be borne by the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of Common Stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock; (b) each of our directors; (c) the named executive officers as defined in Item 402 of Regulation S-K (being only Michael J. Mayell); and (d) all current directors and executive officers, as a group as of the date of this Information Statement. As of April 5, 2018, there were 867,440,670 shares of Common Stock issued and outstanding.

Unless otherwise stated, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon conversion of convertible debt) or within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or group of persons, the number of shares beneficially owned by such person or group of persons is deemed to include the number of shares beneficially owned by such person or the members of such group by reason of such acquisition rights, and the total number of shares outstanding is also deemed to include such shares (but not shares subject to similar acquisition rights held by any other person or group) for purposes of that calculation. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The address for each of the beneficial owners is the Company’s address, except for Desertaire Enterprises, LP, which is at 3 Strawberry Canyon, The Woodlands, TX 77382.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Class Beneficially Owned

Named Executive Officers and Directors:
Michael J. Mayell	143,350,000	(1)	15.7%
John B. Connally III	61,000,000		7.0%
All directors & executive officers as a group (2 persons)	204,350,000		22.4%
5% or Greater Shareholders

Desertaire Enterprises, LP	60,000,000	(2)	6.9%

James M. Askew	101,000,000		11.6%

(1)	Comprised of (i) 101,000,000 shares of Common Stock owned of record, (ii) 500,000 shares of common stock owned by an affiliate of Mr. Mayell, and (iii) 41,850,000 shares of Common Stock issuable upon conversion of outstanding indebtedness held by Mr. Mayell and an affiliate.
(2)	Comprised of (i) 57,500,000 shares of Common Stock issued and outstanding and (ii) 2,500,000 shares of Common Stock issuable upon conversion of outstanding indebtedness.

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AMENDMENT TO ARTICLES OF INCORPORATION

Amendment to Increase the Authorized Capital Stock

General

The Majority Shareholders approved an action to amend and restate Article IV of the Company’s Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 950,000,000 shares to 1,350,000,000 shares. The text of the amended and restated Article IV of the Articles of Incorporation with respect to the authorized shares of capital stock is set forth in Appendix A.

The terms of the additional shares of Common Stock authorized will be identical to those of the currently issued and outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued Common Stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment to the Articles of Incorporation and the creation of additional shares of authorized Common Stock will not alter the current number of issued and outstanding shares of Common Stock.

Reasons for Amendment to Articles of Incorporation

Currently, the Company’s Articles of Incorporation authorizes the issuance of 1,000,000,000 shares of capital stock, 950,000,000 of which are designated as Common Stock and 50,000,000 of which are designated as preferred stock. The Company has not designated or issued any preferred stock and is not increasing the number of authorized preferred stock.  As of the Record Date, there were 867,440,670 shares of Common Stock issued and outstanding and 44,350,000 shares of Common Stock underlying outstanding derivative securities.  As of the Record Date, not including the shares underlying the Company’s outstanding derivative securities, we have 82,559,330 shares of Common Stock that are authorized to be issued and are unissued.

The board of directors is considering, and will continue to consider, various financing options, including the issuance of Common Stock or securities convertible into Common Stock, from time to time to raise additional capital necessary to support future growth of the Company. As a result of the increase in authorized shares of Common Stock, the board of directors will have more flexibility to pursue opportunities to engage in possible future capital market transactions involving Common Stock or other securities convertible into Common Stock, including, without limitation, public offerings or private placements of Common Stock or securities convertible into Common Stock.

In addition, the Company’s growth strategy may include the pursuit of selective acquisitions to execute its business plan. The Company could also use the additional capital stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, business combinations and investments.

We do not presently have any agreements, commitments or arrangements regarding the 400,000,000 shares of our Common Stock that would be newly authorized upon the increase to our authorized Common Stock. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights

The Effects, if any, on the Increase in the Company’s authorized shares of Common Stock

The amendment will not affect the relative voting power or equity interest of any shareholder. However, additional shares of Common Stock would continue to be available for issuance from time to time in the future.  The shares issued, pursuant to the increase in the authorized shares, will dilute the percentage ownership interest of existing holders of our Common Stock and the value of the shares held by such shareholders may be diluted.

The Company’s Articles of Incorporation presently authorizes 950,000,000 shares of Common Stock and 50,000,000 shares of preferred stock. The adoption of the amendment to the Company’s Articles of Incorporation will increase the authorized number of shares of Common Stock from 950,000,000 to 1,350,000,000.  Giving effect to this amendment, 867,440,670 shares of Common Stock will be issued and outstanding (not giving effect to 44,350,000 shares of Common Stock underlying outstanding derivative securities) and no shares of preferred stock will be issued and outstanding.

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For illustrative purposes only, the following table shows the effect on our authorized shares of Common Stock as a result of the amendment:

	On Record Date	Adoption of Amendment
Authorized Shares of Common Stock	950,000,000	1,350,000,000
Issued and Outstanding Shares of Common Stock*	867,440,670	867,440,670
Shares of Common Stock available for future issuance*	82,559,330	482,559,330

*   This does not include 44,350,000 shares of Common Stock underlying outstanding derivative securities.

As a result of the amendment, additional shares of Common Stock will be available from time to time in the future, for any proper corporate purpose, including equity financings, stock splits, stock dividends, acquisitions, stock option plans and other employee benefit plans, and for strategic transactions. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.   Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights.

The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect.  For example, the issuance of a large block of Common Stock could dilute the ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction.  However, the increase in authorized capital stock has not been authorized in response to any effort of which the Company is aware to accumulate shares of our capital stock to obtain control of the Company.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company.

Our Articles of Incorporation and Bylaws currently include certain other provisions that may have an anti-takeover effect, including the Board of Directors right to issue preferred stock without obtaining additional approval of our stockholders.  The Board does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company.  Additionally, the Company has no current plans to use the newly authorized shares of Common Stock in connection with any merger, consolidation, or other business combination transaction.

Interest of the Directors, Officers and the Majority Shareholders in the Increase in Authorized Capital Stock

The current officers, directors and Majority Shareholders (to our knowledge) of the Company do not have any substantial interest, direct or indirect, in the amendment to our Articles of Incorporation.

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DESCRIPTION OF CAPITAL STOCK

Common Stock

The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of Common Stock have the sole right to vote. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors requires the affirmative vote of a plurality of shares represented at a meeting, and other general stockholder action (other than an amendment to our amended and restated articles of incorporation) requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Subject to the rights of any outstanding shares of preferred stock, the holders of Common Stock are entitled to receive dividends, if declared by our board of directors, out of funds legally available. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

The authorized but unissued shares of our Common Stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock may enable our Board to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of the Company.

Preferred Stock

We are authorized to issue 50,000,000 shares of “blank check” preferred stock, none of which are issued and outstanding. We have no present plans for the issuance thereof. Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our board of directors may also designate the rights, preferences, and privileges of each series of preferred stock, any or all of which may be greater than the rights of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

●	restricting dividends on the Common Stock;

●	diluting the voting power of the Common Stock;

●	impairing the liquidation rights of the Common Stock; and

●	delaying or preventing a change in control without further action by the stockholders.

Indemnification of Directors and Officers

Section 718.7502 of the Nevada Revised Statutes (“NRS”) provides, in general, that a corporation incorporated under the laws of the State of Nevada, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

Our amended and restated articles of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Nevada law. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to maintain insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

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Anti-Takeover Effect of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

●	the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of Common Stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Our Articles of Incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

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FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

DIVIDEND POLICY

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in its business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors
April 25, 2018

/s/ Michael J. Mayell
Michael J. Mayell,
Chief Executive Officer

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Appendix A

AMENDMENT REGARDING INCREASE IN NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK

Article IV shall be amended and restated in its entirety and replaced to read as follows:

ARTICLE IV

Common Capitalization. The Corporation shall have the authority to issue 1,350,000,000 shares of common voting stock having a par value of $0.001 per share. All common voting stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of the Corporation shall not be liable for further call or assessment. The authorized shares shall be issued at the discretion of the Board of Directors of the Corporation.

Preferred Capitalization. The Corporation shall have the authority to issue 50,000,000 shares of blank check preferred stock par value $0.001 per share (“Preferred Stock”). Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

 A-1